Exhibit 10(v)-9
FIRST AMENDMENT TO AMENDED AND RESTATED
CREDIT AGREEMENT
     THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is made and entered into effective as of July 25, 2008, by and among ENERGYSOUTH, INC., a Delaware corporation (the “Parent Borrower”), BAY GAS STORAGE COMPANY, LTD., an Alabama limited partnership (the “Subsidiary Borrower”, and together with the Parent Borrower, the “Borrowers”), the several banks and other financial institutions and lenders from time to time party to the Credit Agreement referred to below (the “Lenders”), and REGIONS BANK, in its capacity as administrative agent for the Lenders (the “Administrative Agent”).
W I T N E S S E T H:
     WHEREAS, the Borrowers, the Lenders, and the Administrative Agent are parties to a certain Amended and Restated Credit Agreement, dated as of November 28, 2007 (the “Credit Agreement”), pursuant to which the Lenders have made certain financial accommodations available to the Borrowers; and
     WHEREAS, the Borrowers have requested that the Lenders agree (i) to amend the Credit Agreement so as to (x) include certain provisions in the Credit Agreement with respect to increases in the total ESI Commitments in effect from time to time under the Credit Agreement, (y) increase the permitted Leverage Ratio for periods ending on or after July 31, 2008, and (z) make certain other modifications to the Credit Agreement as set forth herein, and (ii) to waive certain prepayment requirements and certain financial statement reporting requirements for the fiscal quarters of the Parent Borrower ended December 31, 2007, March 31, 2008, and June 30, 2008, all as more particularly provided in this Amendment, and subject to the terms and conditions hereof, the Lenders are willing to agree to such amendments and waivers;
     NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are acknowledged, the Borrowers, the Lenders and the Administrative Agent agree as follows:
     SECTION 1. Definitions. Capitalized terms used but not defined in this Amendment have the meanings assigned to such terms in the Credit Agreement.
     SECTION 2. Amendments to Section 1.1 (“Definitions”).
     (a) Section 1.1 of the Credit Agreement is hereby amended by deleting the definition for the term “ESI Commitment” in its entirety and substituting in lieu thereof the following definition:
     “ESI Commitment” shall mean, with respect to each ESI Lender, the obligation of such ESI Lender to make ESI Revolving Loans to the Parent Borrower and to participate in ESI LCs and Swingline Loans in an aggregate principal amount not exceeding the amount set forth with respect to such ESI Lender on Schedule 1.1-C, or in the case of a Person becoming an ESI Lender after the Closing Date, the amount of the assigned “ESI Commitment” as provided in the Assignment and Acceptance executed by such Person as an assignee, or in the case of a Consenting Lender or an Additional Lender becoming an ESI Lender pursuant to Section 2.24, the amount of such Consenting Lender’s or Additional Lender’s ESI Commitment as agreed pursuant to Section 2.24(b)(i), as the case may be, in each case as the same may be changed pursuant to the terms hereof.
     (b) Section 1.1 of the Credit Agreement is hereby further amended by replacing the references to the term “Level VII” in the first sentences of the definitions of “Applicable Margin” and “Applicable Percentage”, respectively, with references to “Level X.”
     (c) Section 1.1 of the Credit Agreement is hereby further amended by deleting paragraph (b) of the definition of “Net Proceeds” in its entirety and substituting in lieu thereof the following paragraph (b):
     (b) with respect to any Debt Issuance or Equity Issuance, the cash proceeds received by the Parent Borrower and any of its Subsidiaries in respect of such Debt Issuance or Equity Issuance, including any cash received in respect of any non-cash proceeds, but only as and when received, in each case net of actual costs and expenses incurred in connection with such issuance, including without limitation, legal, accounting and investment banking fees, discounts, consultant and advisory fees, and sales commissions; provided, however, that there shall be excluded from such Net Proceeds any cash proceeds received from any Equity Issuance effected pursuant to the Parent Borrower’s dividend reinvestment and stock purchase plan up to an aggregate amount of $500,000 in any twelve (12) month period.
     (d) Section 1.1 of the Credit Agreement is hereby further amended by adding, in appropriate alphabetical order, the definitions for “Additional Lender” and “Consenting Lender” and “Merger Agreement”, as follows:
     “Additional Lender” shall have the meaning provided in Section 2.24(a).
     “Consenting Lender” shall have the meaning provided in Section 2.24(a).
     “Merger Agreement”shall mean the Agreement and Plan of Merger dated as of July 25, 2008, among the Parent Borrower, Sempra Energy, a California corporation, and EMS Holdings Corp., a Delaware corporation.
     SECTION 3. Amendment to Section 2.12 (“Mandatory Prepayments and Commitment Reductions”). Section 2.12 of the Credit Agreement is hereby amended by adding the following paragraph at the end of subsection (b) of such Section 2.12 as follows:
     Notwithstanding the foregoing, in the event and on each occasion that the Parent Borrower receives any Net Proceeds from an Equity Issuance subsequent to July 25, 2008, the Parent Borrower shall, within five (5) Business Days after such Net Proceeds are received, make and apply the payments as described in the immediately following sentence (and not as otherwise provided in the first sentence of Section 2.12(h)(2) below) in an aggregate amount not less than the sum of (i) 100% of the first $60,000,000 of all such Net Proceeds; (ii) 100% of such additional amount of all such Net Proceeds as may be necessary for the Parent Borrower to satisfy (on a pro forma basis giving effect to the receipt and application of such Net Proceeds against the ESI Credit Facility as provided herein) the maximum Leverage Ratio as applicable following such Equity Issuance pursuant to Section 6.1, and (iii) 50% of any additional amount of all such Net Proceeds remaining after the requirements of the preceding clauses (i) and (ii) have been met; provided, however, that solely with respect to any prepayment otherwise required by the preceding clause (iii), the Parent Borrower may, at its option in lieu of such prepayment pursuant to clause (iii), elect to apply all or a portion of such prepayment as an investment in the Subsidiary Borrower to the extent, and in the same manner, as permitted pursuant to the “proviso” in clause (ii) in the immediately preceding paragraph in this Section 2.12(b). Any required prepayments pursuant to this paragraph shall be applied solely against the ESI Credit Facility, and shall cause an automatic reduction in the Aggregate ESI Commitments as provided in Section 2.12(e) below.
     SECTION 4. Amendment to Section 2.13 (“Interest on Loans”). Section 2.13 of the Credit Agreement is hereby amended by deleting subsection (c) thereof in its entirety and substituting the following subsection (c):
     (c) While an Event of Default exists or after acceleration, at the option of the Required Lenders, the Borrowers shall pay interest (“Default Interest”) with respect to all Eurodollar Loans at the rate otherwise applicable for the then-current Interest Period plus an additional 5% per annum until the last day of such Interest Period, and thereafter, and with respect to all Base Rate Loans (including all Swingline Loans) and all other Obligations hereunder (other than Loans), at the rate for Base Rate Loans, plus the Applicable Margin and an additional 5% per annum; provided, however, that if such Event of Default continues to exist, or such acceleration remains in effect, in any case for a period longer than 30 days, then such Default Interest shall be increased by an additional 1% per annum at the end of each 30-day interval from the initial date of such Event of Default or acceleration, as the case may be (so that, for example, such additional Default Interest shall be 5% per annum during the first 30-day interval, 6% per annum during the second 30-day interval, and increasing similarly thereafter during each subsequent 30-day interval).
     SECTION 5. Amendment to Article II (“Amounts and Terms of the Credit Facilities”). Article II of the Credit Agreement is hereby amended by adding a new Section 2.24 at the end of Article II as follows:
     SECTION 2.24 Increase of ESI Commitments; Additional Lenders.
     (a) The Parent Borrower shall have the right to cause from time to time an increase in the total ESI Commitments of the ESI Lenders by adding to this Agreement one or more additional ESI Lenders (each an “Additional Lender”) or by allowing one or more ESI Lenders (each a “Consenting Lender”)

to increase their respective ESI Commitments; provided however that (i) no such increased or additional ESI Commitments shall take effect unless at the time of such effectiveness, (x) the Merger Agreement has not been terminated and is in full force and effect, and (y) no Event of Default shall have occurred hereunder which is continuing or shall result therefrom, (ii) the aggregate amount of all such increased and additional ESI Commitments pursuant to this Section 2.24(a) shall not exceed $30,000,000, and (iii) no ESI Lender’s ESI Commitment shall be increased without such ESI Lender’s written agreement.
     (b) An increase in the aggregate amount of the ESI Commitments pursuant to this Section 2.24 shall become effective upon the receipt by the Administrative Agent of (i) an agreement in form and substance satisfactory to the Administrative Agent signed by the Borrowers, by each Additional Lender and by each Consenting Lender, setting forth the new ESI Commitments of such Lenders and setting forth the agreement of each Additional Lender to become a party to this Agreement and to be bound by all the terms and provisions hereof, together with such evidence of appropriate authorization on the part of the Parent Borrower with respect to the increase in the ESI Commitments and such opinions of counsel for the Parent Borrower with respect to the increase in the ESI Commitments as the Administrative Agent may reasonably request, and (ii) Notes executed and delivered by the Parent Borrower for each Consenting Lender and each Additional Lender requesting the same, evidencing such Lenders’ ESI Commitments.
     (c) Upon the acceptance of any such agreement by the Administrative Agent, the total ESI Commitments shall automatically be increased by the amount of the ESI Commitments added through such agreement and Schedule 1.1-C shall automatically be deemed amended to reflect the ESI Commitments of all Lenders after giving effect to such additional ESI Commitments and Additional Lenders, as applicable.
     (d) Upon any increase in the aggregate amount of the ESI Commitments pursuant to this Section 2.24 that is not pro rata among all ESI Lenders, (x) the Parent Borrower shall promptly prepay all outstanding ESI Borrowings in their entirety (including all accrued and unpaid interest thereon and any amounts payable pursuant to Section 2.19 with respect to such payments) through new ESI Borrowings pursuant to Section 2.3 from the ESI Lenders (including any Additional Lenders) in proportion to their respective ESI Commitments after giving effect to such increase, such that all outstanding ESI Borrowings are held by the ESI Lenders (including any Additional Lenders) in such proportion and (y) effective upon such increase, the amount of the participations held by the ESI Lenders (including any Additional Lenders) in the Aggregate ESI LC Exposure and all Swingline Loans outstanding shall be adjusted such that, after giving effect to such adjustments, each ESI Lender (including each Additional Lender) shall hold participations in such Aggregate ESI LC Exposure and all Swingline Loans in the proportion its respective ESI Commitment bears to the aggregate ESI Commitments after giving effect to such increase. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.
     SECTION 6. Amendment to Article V (“Affirmative Covenants”). Article V of the Credit Agreement is hereby amended by adding a new Section 5.11 (“Equity Issuance”) as follows:
     Section 5.11. Equity Issuance. If the Merger Agreement is terminated, cancelled or otherwise fails to continue in effect at any time after July 25, 2008, then the Parent Borrower shall, within two weeks after the date of such termination, cancellation or other discontinuation of effectiveness (the “Merger Termination Date”), have engaged one or more investment banks approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed) to publicly sell or privately place Capital Stock of the Parent Borrower, or have received an offer letter from one or more private equity investors for the purchase of Capital Stock of the Parent Borrower, in any such case so as to result in the receipt by the Parent Borrower, not later than eight weeks following such Merger Termination Date, of Net Proceeds in an aggregate amount not less than the greater of (i) $60,000,000, and (ii) such amount as will result in the Parent Borrower satisfying (on a pro forma basis giving effect to the receipt and application of such Net Proceeds against the ESI Credit Facility as provided herein) the maximum Leverage Ratio prescribed by Section 6.1 applicable after any such Equity Issuance. Any such transaction effected through a public sale or private placement through one or more investment banks shall be on such terms as are, in the judgment of such investment bank or banks, advisable to ensure a successful public sale or private placement of such securities. Failure of the Parent Borrower to consummate such transactions and apply the Net Proceeds thereof against the ESI Credit Facility as provided herein by the end of such eight-week period shall constitute an Event of Default for purposes of this Agreement and the other Loan Documents.
     SECTION 7. Amendment to Section 6.1 (“Leverage Ratio”). Section 6.1 of the Credit Agreement is hereby amended by deleting the table of Maximum Ratios appearing at the end of Section 6.1 in its entirety and substituting the following:

Periods Ending	Maximum Ratio
9-30-07 through 5-31-08	5.75:1.00
6-30-08	5.50:1.00
7-31-08 through 11-30-08	7.25:1.00
12-31-08 and thereafter	5.00:1.00
provided, however, that upon the consummation of any Equity Issuance by the Parent Borrower after July 25, 2008 (but excluding any Equity Issuances effected pursuant to the Parent Borrower’s dividend reinvestment and stock purchase plan up to an aggregate amount of $500,000 in any twelve (12) month period), the following Maximum Ratios for the corresponding Periods Ending shall be in effect at such time and at all times thereafter and shall replace those set forth above:

Periods Ending	Maximum Ratio
From the month end of the month in which such Equity Issuance occurs through 11-30-08	5.25:1.00

12-31-08 and thereafter	5.00:1.00
     SECTION 8. Amendment to Schedule 1.1-A (“Applicable Margins and Applicable Percentages”). Schedule 1.1-A to the Credit Agreement is hereby amended by adding the following sentence at the end of Schedule 1.1-A.
Notwithstanding the foregoing, (i) during the period from July 25, 2008, through the ESI Commitment Termination Date, the Applicable Margins and Applicable Percentages shall be those set forth below (regardless of the Leverage Ratio then in effect) and, (ii) so long as no Event of Default shall have occurred and exist as of the ESI Commitment Termination Date, for all periods after the ESI Commitment Termination Date the Applicable Margins and Applicable Percentages shall be those set forth in the Pricing Grid above (determined in the same manner and in accordance with the Leverage Ratios from time to time in effect as provided in the definitions of the terms “Applicable Margin” and “Applicable Percentage”):

		Applicable	Applicable
Applicable Margin	Applicable Margin	Percentage for	Percentage for
for Eurodollar Loans	for Base Rate Loans	Commitment Fees	L/C Fees
3.000%	2.000%	0.500%	3.000%
     SECTION 9. Waivers of Certain Reporting Requirements and Prepayments.
     (a) Section 5.1(b) of the Credit Agreement requires that the Parent Borrower deliver to the Administrative Agent and each Lender certain unaudited financial statements after the end of each of the first three fiscal quarters of the Parent Borrower’s Fiscal Year, including consolidating statements of income, stockholders’ or partners’ equity (as applicable), and cash flows showing in comparative form the respective amounts for the corresponding periods and portions of the preceding Fiscal Year (such information collectively referred to herein as the “Prior Year Comparative Information”). The Administrative Agent and the Lenders hereby agree (i) that, solely with respect to the Parent Borrower’s fiscal quarters ended December 31, 2007, March 31, 2008, and June 30, 2008, the Parent Borrower may omit from the consolidating statements of income, stockholders’ or partners’ equity, and cash flows the Prior Year Comparative Information and (ii) to waive any Default or Event of Default that would otherwise exist or have occurred pursuant to Section 5.1(b) of the Credit Agreement as a result of the omission of the Prior Year Comparative Information from such financial statements for such fiscal quarters.

     (b) Section 2.12(b) of the Credit Agreement requires that the Parent Borrower, upon receipt of any Net Proceeds from any Equity Issuance, use a portion of such Net Proceeds to be applied as a mandatory prepayment of certain outstanding Obligations and effect a corresponding reduction of certain Commitments, all as provided in such Section 2.12. The Administrative Agent and the Lenders hereby agree to waive any Default or Event of Default that would otherwise exist or have occurred pursuant to Section 2.12 of the Credit Agreement as a result of the Parent Borrower’s failure to make any such prepayment otherwise required as a result of the Parent Borrower’s receipt of Net Proceeds of any Equity Issuance effected prior to July 25, 2008 as part of the Parent Borrower’s dividend reinvestment and stock purchase plan, to the extent such Net Proceeds have not exceeded an aggregate amount of $500,000.
     SECTION 10. Conditions to Effectiveness. This Amendment shall become effective when each of the following conditions shall have been fulfilled:
     (i) the Borrowers, the Administrative Agent and those Lenders constituting the Required Lenders shall have executed and delivered to the Administrative Agent a counterpart of this Amendment;
     (ii) each of the Guarantors shall have executed and delivered to the Administrative Agent the Guarantors’ Acknowledgment and Agreement attached to this Amendment; and
     (iii) the Parent Borrower shall have paid to the Administrative Agent (i) for the account of each of the Lenders executing and delivering a counterpart of this Amendment at or prior to 5:00 p.m. (Central time) on July 25, 2008, an amendment and waiver fee in an amount equal to 20 basis points (0.20%) of such Lender’s pro rata share of the Aggregate Commitment Amounts then in effect for all Lenders, (ii) the fees separately agreed in writing between the Parent Borrower and the Administrative Agent with respect to this Amendment, and (iii) the fees and expenses as provided in Section 13 below.
     SECTION 11. Representations and Warranties. The Borrowers represent and warrant that (a) the representations and warranties contained in Article IV of the Credit Agreement (with each reference therein to (i) “this Agreement”, “hereunder” and words of like import referring to the Credit Agreement being deemed to be a reference to this Amendment and the Credit Agreement as amended hereby and (ii) “Loan Documents”, “thereunder” and words of like import being deemed to include this Amendment, the Credit Agreement, as amended hereby, and the Guarantors’ Acknowledgment and Agreement) are true and correct in all material respects (unless they speak to a specific prior date) on and as of the date hereof (after giving effect to this Amendment) as though made on and as of such date, (b) the execution, delivery and performance of this Amendment and the Guarantors’ Acknowledgment and Agreement have been duly authorized by all necessary and appropriate organizational action by each respective Loan Party, do not violate any of the organizational documents of any respective Loan Party, and do not violate any provision of applicable law or regulations, orders, or rulings of any Governmental Authority applicable to any respective Loan Party, or any other material agreement to which any respective Loan Party is a party, (c) upon execution and delivery of this Amendment and the Guarantors’ Acknowledgment and Agreement by each Loan Party party to such agreements, each document will constitute a legal and binding obligation of each such Loan Party, enforceable against it in accordance with its terms, and (d) no event has occurred and is continuing, or would result from the execution and delivery of this Amendment, that constitutes a Default or an Event of Default (after giving effect to this Amendment).
     SECTION 12. Effect on the Credit Agreement. Except as specifically provided above, the Credit Agreement shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.
     SECTION 13. Costs and Expenses. The Borrowers agree to pay on demand all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto, and all costs and expenses (including, without limitation, counsel fees and expenses), if any, in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Amendment.
     SECTION 14. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts (in each case, any such execution and delivery may occur by facsimile or pdf transmission of executed counterparts or signature pages), each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.
     SECTION 15. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of Georgia.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the date first above written.

ENERGYSOUTH, INC., as the Parent Borrower
By:	/s/ Charles P. Huffman
	Name:	Charles P. Huffman
	Title:	Executive Vice President and Chief Financial Officer

BAY GAS STORAGE COMPANY, LTD., as the Subsidiary Borrower

By:	EnergySouth Midstream, Inc., its sole general partner

By:	/s/ Charles P. Huffman
	Name:	Charles P. Huffman
	Title:	Executive Vice President and Chief Financial Officer

[SIGNATURE PAGE TO FIRST AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT]

REGIONS BANK, as Administrative Agent, as Issuing Bank, as Swingline Lender and as a Lender
By:	/s/ Edward Midyett
	Name:	Edward Midyett
	Title:	Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT]

SUNTRUST BANK, as a Lender
By
Name:
Title:

[SIGNATURE PAGE TO FIRST AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT]

JPMORGAN CHASE BANK, N.A., as a Lender
By:	/s/ Helen D. Davis
	Name:	Helen D. Davis
	Title:	Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT]

UNION BANK OF CALIFORNIA, N.A., as a Lender
By:	/s/ Jeff Fesenmaier
	Name:	Jeff Fesenmaier
	Title:	Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT]

GUARANTORS’ ACKNOWLEDGMENT AND AGREEMENT
     Each of the undersigned Guarantors consents to the execution and delivery by the Borrowers of this Amendment and jointly and severally ratifies and confirms the terms of the Subsidiary Guarantee with respect to all indebtedness now or hereafter outstanding under the Credit Agreement as amended hereby and all promissory notes issued thereunder. Each of the undersigned Guarantors acknowledges and agrees that, notwithstanding anything to the contrary contained herein or in any other document evidencing any indebtedness of the Borrowers to the Lenders or any other obligation of the Borrowers, or any actions now or hereafter taken by the Lenders with respect to any obligations of the Borrowers, the Subsidiary Guarantee (i) is and shall continue to be an absolute, unconditional, joint and several, continuing and irrevocable guarantee of payment of all “Parent Guaranteed Obligations” and “Subsidiary Borrower Guaranteed Obligations” to the extent and as provided therein, including without limitation, all Borrowings (including, without limitation, all Revolving Borrowings and Swingline Borrowings) and Letters of Credit made and issued under the Credit Agreement, as amended, and (ii) is and shall continue to be in full force and effect in accordance with its terms. Nothing contained herein to the contrary shall release, discharge, modify, change or affect the obligations or liabilities of any Guarantor under the Subsidiary Guarantee.
[Signature Page Follows]

GUARANTORS: ENERGYSOUTH MIDSTREAM, INC.
By:	/s/ Charles P. Huffman
	Name:	Charles P. Huffman
	Title:	Executive Vice President and Chief Financial Officer

ENERGYSOUTH SERVICES, INC.
By:	/s/ Charles P. Huffman
	Name:	Charles P. Huffman
	Title:	Executive Vice President and Chief Financial Officer

MGS MARKETING SERVICES, INC.
By:	/s/ Charles P. Huffman
	Name:	Charles P. Huffman
	Title:	Executive Vice President and Chief Financial Officer